NRC FORM 374                                               PAGE 1 OF 3 PAGES
(7-94)

                U.S NUCLEAR REGULATORY COMMISSION

                        MATERIALS LICENSE

Pursuant to the Atomic Energy Act of 1954. as amended. the Energy Reorganization Act of 1974 (Public Law 93-438). and Title 10. Code of Federal Regulations. Chapter 1. Parts 30. 31. 32. 33. 34. 35. 36. 39. 40. and 70. and
in reliance on statements and representations heretofore made by the licensee. a license is hereby issued authorizing the licensee to receive. acquire. possess. and transfer byproduct. source. and special nuclear material designated below: to use such material for the purposes) and at the place(s) designated below: to deliver or transfer such material to person, authorized to receive it in accordance with the regulations of the applicable Part(s). This license shall be deemed to contain the condition: specified in Section 183 of the Atomic Energy Act of 1954. as amended. and is subject to all applicable rules. regulations. and orders of the Nuclear Regulatory Commission now or hereafter in effect and to any conditions specified below.

_____________________________________________________________________________
    Licensee                               In accordance with 1etter dated
                                           September 25, 1996,
                                           -----------------------------------
1.  21st Century Technologies, Inc.        3. License Number

                                             42-23850-02E is issued in
                                             its entirety to read as follows:
                                           ___________________________________
2.    2513 East Loop 820 North
      Fort Worth, Texas 76118              4. Expiration Date  May 31, 2001
                                           ___________________________________
                                           5. Docket or
                                              Reference No.
                                              030-34261/Ref.
                                           -----------------------------------
                                              No. 30-23697-01E
_____________________________________________________________________________

6. Byproduct. Source. and/or  7. Chemical and/or    8. Maximum amount that L
   Special Nuclear Material      Physical Form         May Possess at Any One
                                                       Time Under This License


     A. Hydrogen-3           A. Sealed Light Sources    A.   Not applicable.
                              (SRB Technologies, Inc.       (See Condition 10)
                             Model PRH-800/G/200, and
                             Lumitec Models CL/1,5/4,85
                                and CL/0,95/3,3)
_____________________________________________________________________________

9. Authorized Use

Pursuant to Section 32.22, 10 CFR Part 32, the licensee is authorized to distribute only those luminous gunsights containing sealed light sources identified in Condition 7.A. above, whether or not mounted on a weapon, identified in Condition 10 of this license to persons exempt from the requirements for a license pursuant to Section 30.19, 10 CFR Part 30, or equivalent provisions of the regulations of any Agreement State.
______________________________________________________________________________

                            CONDITIONS

10. The approved gunsights are limited to the following model designs and attachments as listed in Registration Certificate No. NR-365-D-101-E:

     The Model CGF003 is a front "dot" sight designed for Colt pistols (see Attachments 3 and 14).

     The Model CGR030 is a rear 2 "dot" or "bar" sight designed for Colt pistols (see Attachments 4, 12, and 13).

     The Model GKF001 is a front "dot" sight designed for Glock pistols (see Attachments 5 and 14).

     The Model GKRO10 is a rear 2 "dot" or "bar" sight designed for Glock pistols (see Attachments 6, 12, and 13).

_____________________________________________________________________________

NRC FORM 374A  U.S. NUCLEAR REGULATORY COMMISSION   PAGE 2 Of 3  PAGES
 (7-94)                                             License Number
                                                    42-23850-02E
               MATERIALS LICENSE                    Docket or Reference Number
              SUPPLEMENTARY SHEET                   030-34261
                                                    Reference No. 30-23697-01E
_____________________________________________________________________________

                            CONDITIONS
(Continued)

     The Model SSF002 is a front "dot" sight designed for Sig-Sauer pistols (see Attachments 7 and 14).

     The Model SSR020 is a rear 2 "dot" or "bar" sight designed for Sig-Sauer pistols (see Attachments 8, 12, and 13).

     The Model SWF004 is a front "dot" sight designed for Smith and Wesson pistols (see Attachments 9 and 29).

     The Model SWR040 is a rear 2 "dot" sight designed for Smith and Wesson pistols (se(Attachments 10 and 29).

     The Model SWR041 is a rear "bar" sight designed for Smith and Wesson pistols (see Attachments 11 and 28).

     The Series 100 is a single "dot" front sight (see Attachment 17).

     The Series 200 is a 2 "dot" rear sight (see Attachment 18).

     The Series 300 is a single "bar" rear sight (see Attachment 19).

     The Series 400 is a recessed, single "bar" rear sight(see Attachment 20).

     The Series 500 is a 2 "bar" rear sight (see Attachment 21).

     The Series 600 is a recessed, 2 "bar" rear sight (see Attachment 22).

     The Series 700 is a 3 "bar" rear sight (see Attachment 23).

     The Series 800 is a 3 "bar" rear sight (see Attachment 24).

     The Series 900 is a 2 "dot," single "bar" rear sight (see Attachment 25).

     Series 200 - 900 rear sights have a notch cut out for lining up the front sight in either of the two configurations shown in Attachment 26.

ll.a. No "dot" or "bar" tritium light source listed in Condition 7.A. may contain more than 30 millicuries.

ll.b. No combination of "dot" or "bar" tritium light source listed in Condition 7.A. or any set of sights distributed for use on a single weapon may contain more than 90 millicuries.

12. This license does not authorize possession or use of licensed material.

13. Licensed material shall be distributed only from the licensee's facility located a 2513 East Loop 820 North, Fort Worth, TX.

_____________________________________________________________________________

NRC FORM 374A  U.S. NUCLEAR REGULATORY COMMISSION   PAGE 3 of 3  PAGES
 (7-94)                                             License Number
                                                    42-23850-02E
               MATERIALS LICENSE                    Docket or Reference Number
              SUPPLEMENTARY SHEET                   030-34261
                                                    Reference No. 30-23697-01E
_____________________________________________________________________________

                            CONDITIONS

(Continued)

14.    The licensee shall file periodic reports as specified in 10 CFR
       32.25(c).

15. The licensee shall, in writing, inform the Director, Office of Nuclear Material Safety and Safeguards, at least 15 days before Mr. Barry Mowry becomes involved in any activity authorized pursuant to this license.

16. Except as specifically provided otherwise by this license, the licensee shall conduct its program in accordance with the statements, representations, and procedures  contained in the documents, including any enclosures, listed below. The U.S. Nuclear Regulatory Commission's regulations shall govern unless the statements, representations, and procedures in the licensee's application and correspondence are more restrictive than the regulations.

A. Letter dated March 1, 1996;
B. Letter dated March 4, 1996;
C. Facsimile received February 29, 1996;
D. Facsimile received April 29, 1996;
E. Registration Certificate No. NR-365-D-101-E; and
F. Letter dated September 25, 1996.

                                  FOR THE U.S. NUCLEAR REGULATORY COMMISSION

                                  /s/ Susan L. Greene
                                   Susan L. Greene
                                   Medical, Academic, and Commercial
                                      Use Safety Branch
                                   Division of Industrial and
                                      Medical Nuclear Safety
                                   Office of Nuclear Material Safety and
                                      Safeguards
                                   Washington, DC 20555
DATE:    October 18, 1996

NRC FORM 374A    U.S. NUCLEAR REGULATORY COMMISSION      PAGE 1 OF 1 PAGES
(7-94)
                                                          License Number
                                                          30-23697-01E

                           MATERIALS LICENSE       Docket or Reference Number
                           SUPPLEMENTARY SHEET            030-30266
                                                      Amendment No. 06
______________________________________________________________________________


21st Century Technologies, Inc.
337 Eubank NE
Albuquerque, New Mexico 87123



     In accordance with letter dated September 25, 1996, NRC License No. 30-23697-01E is hereby terminated.


                                FOR THE U.S. NUCLEAR REGULATORY COMMISSION

                                 /s/ Susan L. Greene
                                -------------------------------
                                Susan L. Greene
                                Medical, Academic, and Commercial Use
                                  Safety Branch
                                Division of Industrial and
                                  Medical Nuclear Safety
                                Office of Nuclear Material Safety and
                                  Safeguards
                                Washington, DC 20555

DATE:    October 18, 1996